EXHIBIT 99.2

UTSTARCOM AND 3COM COMMWORKS DIVISION UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION

The accompanying unaudited pro forma combined condensed financial information relates to the acquisition by UTStarcom Inc. from 3Com Corporation, of selected assets and liabilities from 3Com’s CommWorks division (“CommWorks”), and have been prepared to give effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. Pursuant to Rule 11-02 of Regulation S-X, the unaudited pro forma combined condensed financial information excludes cumulative effect of accounting changes and extraordinary items.

The unaudited pro forma combined condensed financial information should be read in conjunction with:

1. UTStarcom’s unaudited Consolidated Financial Statements and notes thereto included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, and

2. UTStarcom’s audited Consolidated Financial Statements, including the notes thereto, included in its Annual Report on Form 10-K for the year ended December 31, 2002.

The following unaudited pro forma combined condensed financial information sets forth the combined results of operations for the fiscal year ended December 31, 2002 and the quarter ended March 31, 2003, as if the merger had occurred at the beginning of fiscal 2002, and the combined financial position as of March 31, 2003, as if the merger had occurred as of that date. 3Com and its CommWorks division have a May 31 year end, which differs from UTStarcom’s December 31 fiscal year end. The unaudited pro forma combined condensed statement of continuing operations for the fiscal year ended December 31, 2002 include the unaudited CommWorks consolidated statement of revenues and direct expenses for the twelve months ended February 28, 2003. The unaudited pro forma combined condensed statement of continuing operations for the three months ended March 31, 2003 include the unaudited CommWorks consolidated statement of revenues and direct expenses for the three months ended February 28, 2003. The unaudited pro forma combined condensed balance sheet includes the CommWorks consolidated statement of net assets to be sold as of February 28, 2003.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have actually occurred if the acquisition had been consummated on January 1, 2002, nor is it necessarily indicative of future operating results.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF
OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2003

(IN THOUSANDS)

	UTSI	CW
	Three months ended
	March 31, 2003	February 28, 2003	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Net sales:
Unrelated parties	$271,004	$28,423	$—		$299,427
Related parties	59,516	—			59,516
	330,520	28,423	—		358,943

Cost of sales	217,835	12,071			229,906
Gross profit	112,685	16,352	—		129,037

Operating expenses:
Selling, general and administrative	37,583	10,580			48,163
Research and development	26,812	13,964			40,776
In-process research and development	1,320	—			1,320
Amortization of intangible assets	695	—	1,545	(5)	2,240
Restructuring charges	—	2,312			2,312
Total operating expenses	66,410	26,856	1,545		94,811

Operating income/(loss)	46,275	(10,504)	(1,545)		34,226
Interest income	943				943
Interest expense	(639)				(639)
Other income (expenses), net	4,186				4,186
Equity in (loss) of affiliated companies	(975)				(975)
Income/(loss) before income taxes and minority interest	49,790	(10,504)	(1,545)		37,741
Income tax expense	12,447		(525	)(5)	11,922
Minority interest in (earnings) of consolidated subsidiaries	—				—

Income before cumulative effect of a change of accounting principle	$37,343	$(10,504)	$(1,020)		$25,819

Income/(loss) per share - basic	$0.35				$0.24

Income/(loss) per share - diluted	$0.33				$0.23

Shares used in per share calculation - basic	107,358				107,358

Shares used in per share calculation - diluted	111,953				111,953

See accompanying notes to unaudited pro forma combined condensed financial information.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF
OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

(IN THOUSANDS)

	UTSI	CW
	Twelve months ended
	December 31, 2002	February 28, 2003	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Net sales:
Unrelated parties	$858,768	$138,151	$—		$996,919
Related parties	123,038				123,038
	981,806	138,151	—		1,119,957

Cost of sales	636,334	56,512			692,846
Gross profit	345,472	81,639	—		427,111

Operating expenses:
Selling, general and administrative	110,263	54,910			165,173
Research and development	86,182	76,148			162,330
Amortization of intangible assets	2,395	24,049	6,178	(5)	32,622
In-process research and development	670	—			670
Restructuring charges		19,966			19,966
Total operating expenses	199,510	175,073	6,178		380,761

Operating income/(loss)	145,962	(93,434)	(6,178)		46,350
Interest income	5,522	—			5,522
Interest expense	(1,251)	—			(1,251)
Other income (expenses), net	(9,908)	—			(9,908)
Equity in (loss) of affiliated companies	(4,053)	—			(4,053)
Income/(loss) before income taxes and minority interest	136,272	(93,434)	(6,178)		36,660
Income tax expense	27,254	—	(2,180	)(5)	25,154
Minority interest in (earnings) of consolidated subsidiaries	(1,156)	—			(1,156)

Income before cumulative effect of a change in accounting principle	$107,862	$(93,434)	$(4,078)		$10,250

Income/(loss) per share - basic	$0.98				$.10

Income/(loss) per share - diluted	$0.94				$.09

Shares used in per share calculation - basic	109,566				109,566

Shares used in per share calculation - diluted	114,407				114,407

See accompanying notes to unaudited pro forma combined condensed financial information.

UNAUDITED PRO FORMA COMBINED CONDENSED
BALANCE SHEETS MARCH 31, 2003

(IN THOUSANDS)

	UTSI	CW
	March 31, 2003	February 28, 2003	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

ASSETS
Current assets:
Cash and cash equivalents	$562,141		$(105,730	)(1)	$456,411
Short-term investments	42,000				42,000
Accounts receivable, net of allowances for doubtful accounts	255,267				255,267
Inventories	794,468	7,528	(613	)(3)	801,363
Other current assets	175,225	1,810	(1,241	)(7)	175,794
Total current assets	1,829,101	9,338	(107,584)		1,730,855
Property, plant and equipment, net	106,880	12,963			119,843
Long-term investments	25,651				25,651
Goodwill	47,641		76,141		123,782
Intangible assets, net	7,338		20,090		27,828
Other long-term assets	29,425				29,425
Total assets	$2,046,436	$22,301	$(11,353)		$2,057,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$476,885	$6,111	$3,108	(2)	486,104
Income taxes payable	18,925				18,925
Deferred revenue	257,207	15,193	(2,225	)(6)	270,175
Other	118,243		470	(2)	118,713
Total current liabilities	871,260	21,304	1,353		893,917
Long-term debt	402,500	—	—		402,500
Total liabilities	1,273,760	21,304	1,353		1,296,417
Commitments and contingencies	—
Stockholders’ equity:
Common stock: $0.00125 par value; authorized: 250,000,000 shares; issued and outstanding: 106,233,788 at December 31, 2002	136	—	—		136
Additional paid-in capital	626,235	—	—		626,235
Deferred stock compensation	(11,058)	—	—		(11,058)
Retained earnings	157,863				157,863
Receivable from stockholders	(282)	—	—		(282)
Other comprehensive income (loss)	(218)	—	—		(218)
Total stockholders’ equity	772,676	—	—		772,676
Total liabilities and stockholders’ equity	$2,046,436	$21,304	$1,353		$2,063,933

See accompanying notes to unaudited pro forma combined condensed financial information.

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL INFORMATION

Basis of presentation

On May 23, 2003, UTStarcom Inc., a Delaware corporation (the “Company”), completed its acquisition from 3Com Corporation, a Delaware corporation, (“3Com”) of selected assets and liabilities from 3Com’s CommWorks division (“CommWorks”). The Company paid $100 million in cash in connection with the Transaction, related transaction costs of $4.6 million and related transition costs of $4.7 million, such consideration was determined through negotiations between the Company and 3Com.  The Company funded the consideration for the acquisition from cash on hand.

The unaudited pro forma condensed combined balance sheet at March 31, 2003 is presented to give effect to the acquisition of CommWorks as if the transaction had been consummated on that date. The unaudited pro forma combined condensed statements of operations of UTStarcom and CommWorks is presented as if the transaction had been consummated on January 1, 2002. The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2002 combines the results of operations of UTStarcom for the fiscal year ended December 31, 2002 and CommWork’s results of operations for the twelve months ended February 28, 2003. CommWorks results of operations for the twelve months ended February 28, 2003 were calculated by adding the results of operations for the three months ended May 31, 2002 to the consolidated statements of revenues and direct expenses for the nine months ended February 28, 2003. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2003 combines the results of operations of UTStarcom for the three months ended March 31, 2003 and Commwork’s results of operations for the three months ended February 28, 2003. There were no material transactions between UTStarcom and Commworks during any of the periods presented.

The unaudited pro forma combined condensed financial statements reflect the cash payments of $100 million for the acquisition, related transaction costs of $4.6 million and related transition costs of $4.7 million. The allocation of the purchase price is based upon a preliminary independent valuation. These estimates may change. The preliminary allocation is as follows:

(in thousands)
Fair value of tangible net assets
Property, plant and equipment	$10,973
Deferred transition costs	6,588
Other tangible assets	6,522
Fair value of identified intangible assets	9,250
Existing technology	10,840
In process research and development	1,260
Liabilities assumed	(12,268)
Excess of costs of acquiring CommWorks over fair value of identified net assets acquired (goodwill)	76,141
$109,306

Pro Forma Adjustments Related to the Acquisition

The accompanying unaudited pro forma combined condensed financial information has been prepared as if the acquisition was completed on March 31, 2003 for balance sheet purposes and as of January 1, 2002 for statements of operations purposes and reflect the following pro forma adjustments (in thousands):

(1) The unaudited pro forma combined condensed financial statements reflect the cash payments of $100,000 for the acquisition, related transaction costs of $4,600 and related transition costs of $4,700, goodwill of $76,141, existing technology intangible assets of $10,840 and other intangibles of $9,250

(2) To record estimated unpaid direct acquisition costs of $470 and transition costs of $3,108.

(3) To reduce CommWorks inventory by $613 to reflect discontinued product lines in the combined entity.

(4) To reflect amortization of the amortizable intangible assets of $6,178 for the twelve months ended December 31, 2002 and $1,545 for the three months ended March 31, 2003 and the related tax effect, $2,100 and $525, respectively.  The useful lives are between one and five years.

(5) To reduce CommWorks deferred revenue by $2,225 to reflect deferred product revenue not recorded in the business combination.

(6) To reduce royalty prepayments by $1,241 to reflect discontinued product lines in the combined entity.